EX-99.1

SHOE CARNIVAL REPORTS FIRST QUARTER 2026 RESULTS

May 21, 2026

FOR IMMEDIATE RELEASE

FORT MILL, S.C. - Shoe Carnival, Inc. (Nasdaq: SCVL) (the “Company”), a leading omnichannel retailer of footwear and accessories for the family, today reported results for the first quarter ended May 2, 2026.

First Quarter 2026 Highlights

•
Net sales of $270.7 million, compared to $277.7 million in the first quarter of 2025.
•
Shoe Carnival banner net sales declined 2.2 percent, a meaningful improvement compared to the trends experienced through Fiscal 2025; Shoe Station banner net sales declined 3.1 percent.
•
Gross profit margin of 33.3 percent, compared to 34.5 percent in the first quarter of 2025.
•
GAAP diluted loss per share (“EPS”) of $(0.21); adjusted diluted earnings per share (“Adjusted EPS”)(1) of $0.23, consistent with consensus analyst expectations (non-GAAP), which excludes charges associated with the previously announced Chief Executive Officer transition (“CEO Transition”) and the completion of a strategic review of the Company’s rebanner program.
•
Pretax charges of $13.6 million ($11.9 million after-tax, or $0.43 per diluted share) recorded during the quarter, comprised of $5.3 million related to the CEO Transition and $8.3 million related to the strategic review, including impairment of store locations and write-offs of rebanner-related and corporate fixed assets.
•
Cash, cash equivalents, and marketable securities of $129.3 million at quarter-end, an increase of $36.4 million compared to the prior-year period; the Company ended the first quarter of 2026 debt-free.
•
Repurchased 390,492 shares of common stock during the first quarter of 2026 for approximately $7.0 million.

(1) A description of non-GAAP Adjusted EPS and a reconciliation of non-GAAP Adjusted EPS to the corresponding GAAP measure is provided at the end of this press release.

“Since returning to the Chief Executive Officer role in late February, I have worked with our Board and management team to complete a comprehensive review of the Company’s strategic direction and capital deployment,” said Cliff Sifford, Interim President and Chief Executive Officer.

“Our review confirmed that the Shoe Carnival and Shoe Station banners each serve distinct consumer segments, and that the Company is best positioned to operate both banners as permanent, independent components of our portfolio. While there is more work to do, I am pleased that our first quarter results came in within the range of consensus analyst expectations on the key financial metrics, with sales modestly ahead of consensus and Adjusted EPS matching consensus. The Shoe Carnival banner narrowed its year-over-year sales decline meaningfully compared to Fiscal 2025 trends. In addition, we continue to feel confident about growth opportunities for the Shoe Station banner - both through new store growth in markets that serve the target consumer segment and rebannering of select Shoe Carnival locations that meet the criteria for conversion to Shoe Station.”

“Our underlying business delivered Adjusted EPS in line with consensus expectations during a quarter of significant strategic transition. We ended the quarter with $129 million in cash and marketable securities and no debt, and we returned $7 million to shareholders through share repurchases. We are reaffirming our previously communicated Fiscal 2026 guidance, with the back-to-school and fall selling periods representing the bulk of our expected annual earnings opportunity. We intend to manage Fiscal 2026 with disciplined capital deployment, continued progress on inventory normalization, and preparation for opening new stores in Fiscal 2027,” concluded Mr. Sifford.

First Quarter 2026 Operating Results

Net sales in the first quarter of 2026 were $270.7 million compared to $277.7 million in the first quarter of 2025. Comparable store sales declined 2.1 percent.

By banner:

•
Shoe Carnival net sales were $177.3 million, representing 65 percent of total net sales, and declined 2.2 percent, inclusive of a comparable store net sales decline of 1.7 percent. This was an improvement compared to mid-to-high single digit quarterly declines throughout Fiscal 2025.
•
Shoe Station net sales were $93.4 million, representing 35 percent of total net sales, and declined 3.1 percent, inclusive of a comparable store net sales decline of 2.9 percent. Improved trends in rebanner store sales were more than offset by slower growth from the Shoe Station e-commerce sales channel.

Gross profit margin in the first quarter of 2026 was 33.3 percent, a decrease of 120 basis points compared to the first quarter of 2025. Merchandise margin decreased 140 basis points primarily driven by increased promotional activity and higher e-commerce-related shipping costs. The decrease was partially offset by 20 basis points from primarily lower buying, distribution and occupancy costs.

Selling, general and administrative expenses (“SG&A”) on a GAAP basis increased $12.3 million compared to the first quarter of 2025. Non-GAAP adjusted SG&A (“Adjusted SG&A”), which excludes non-recurring charges of $13.6 million in the first quarter of 2026 related the CEO Transition and the Company’s strategic review of its rebanner strategy, decreased $1.3 million.

Income tax expense in the first quarter of 2026 was $0.6 million and was impacted by nondeductible CEO severance payments that increased income tax expense by approximately $1.6 million. The Company’s effective tax rate in the first quarter of 2026 was (11.2)% compared to 28.1% in the first quarter of 2025. The Company’s non-GAAP adjusted effective tax rate (“Adjusted Tax Rate”) in the first quarter of 2026, which excludes the impacts related to the CEO Transition and the strategic review, was 27.0 percent.

The GAAP net loss for the first quarter of 2026 was $(5.6) million, or $(0.21) per diluted share. Excluding the impacts from the non-recurring charges recorded in the quarter, non-GAAP adjusted net income (“Adjusted Net Income”) and Adjusted EPS were $6.2 million and $0.23 per diluted share, respectively, compared to net income of $9.3 million and EPS of $0.34 in the first quarter of 2025.

Descriptions of Adjusted Net Income, Adjusted EPS, Adjusted SG&A and Adjusted Tax Rate, and reconciliations to the corresponding GAAP measures, are provided at the end of this press release.

Capital Management and Cash Flow

Fiscal 2025 marked the 21st consecutive fiscal year the Company ended with no debt, fully funding operations and strategic investments from operating cash flow and cash reserves. The first quarter of

2026 was also debt-free. At the end of the first quarter of 2026, the Company held approximately $129.3 million in cash, cash equivalents, and marketable securities, an increase of 39 percent compared to the end of the first quarter of 2025. Cash flow from operations increased $32.7 million while capital expenditures declined $2.9 million.

Merchandise inventories at the end of first quarter 2026 were $417.2 million, down $11.2 million compared to the end of the first quarter of 2025. The Company continues to expect inventory declines of $50 to $65 million by the end of Fiscal 2026 compared to the end of Fiscal 2025.

Dividend and Share Repurchase Program

During the first quarter of 2026, the Company returned approximately $12 million to shareholders through dividends and share repurchases. The $5 million in dividend payments in the first quarter of 2026 were paid at an increased rate of $0.17 per share, up 13.3 percent compared to the first quarter of 2025. This increase represented the 12th consecutive year the Company increased its quarterly dividend rate. The new Fiscal 2026 annualized rate represents a compounded annual growth rate of approximately 15.5 percent over the past 12 years. The Company has now paid a dividend for 56 consecutive quarters.

Approximately $7 million of shares were repurchased during the first quarter of 2026. As of May 2, 2026, $43 million remained available under the Company's share repurchase authorization.

Fiscal 2026 Guidance

The Company is reaffirming its previously communicated Fiscal 2026 guidance, which continues to contemplate:

•
Net sales of $1.125 billion to $1.147 billion, representing a range of down 1 percent to up 1 percent versus Fiscal 2025;
•
Adjusted EPS of $1.40 to $1.60;
•
Gross profit margin of approximately 34 percent, representing approximately 260 basis points of compression versus Fiscal 2025;
•
Reductions in Adjusted SG&A of $12 to $14 million versus Fiscal 2025; and
•
An Adjusted Tax Rate of approximately 26 percent.

The Company’s Adjusted EPS, Adjusted SG&A and Adjusted Tax Rate guidance excludes the impact of the CEO Transition costs previously identified and the strategic review charges recorded during the first quarter of 2026. A reconciliation of the Adjusted EPS guidance to the corresponding GAAP measure is provided in a table at the end of this press release. Please refer to “Note Regarding Forward-Looking Non-GAAP Measures” at the end of this press release for further information regarding the reconciliation of Adjusted SG&A and Adjusted Tax Rate guidance.

Annual Shareholder Meeting

As previously announced, the Company will hold its Annual Meeting of Shareholders at 11:00 a.m. Eastern Time on June 10, 2026. Information about the annual meeting and related material, including the Company's proxy statement and annual report, can be found on the Company's website.

Conference Call

Today, at 9:00 a.m. Eastern Time, the Company will host a conference call to discuss its first quarter results. Participants can listen to the live webcast of the call by visiting Shoe Carnival's Investors webpage at www.shoecarnival.com. While the question-and-answer session will be available to all listeners, questions from the audience will be limited to institutional analysts and investors. A replay of the webcast will be available on the Company’s website shortly after the conclusion of the conference call and will be archived for one year.

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation’s largest omnichannel family footwear retailers, offering a broad assortment of dress, casual and athletic footwear for men, women and children with emphasis on national name brands. As of May 21, 2026, the Company operated 426 stores in 35 states and Puerto Rico under its Shoe Carnival and Shoe Station banners and offers shopping at www.shoecarnival.com and www.shoestation.com. Headquartered in Fort Mill, SC, and with distribution and support operations located in Evansville, IN, Shoe Carnival, Inc. trades on The Nasdaq Stock Market LLC under the symbol SCVL.

Press releases and annual reports are available on the Company's website at www.shoecarnival.com.

Contact Information

W. Kerry Jackson

Chief Financial Officer

(812) 867-4034

scvlir@scvl.com

Cautionary Statement Regarding Forward-Looking Information

As used herein, “we,” “our” and “us” refer to Shoe Carnival, Inc. This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties, such as statements about our future growth, execution of our rebanner strategy, inventory management, operations and results, cash flows, and shareholder returns. These forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as “believes,” “expects,” “aims,” “on track,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends” or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments. A number of factors could cause our actual results, performance, achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to:

•
our ability to increase sales at our existing stores;
•
the impact of intense competition and our ability to effectively compete;
•
the impact of changes in consumer spending on our business and the impact of our promotional strategies and intensity;
•
our ability to successfully manage and execute our marketing and pricing strategies;
•
the impact of higher gasoline and energy prices on discretionary spending and our cost of operations;
•
our dependence on key suppliers for merchandise and advertising support, and the impact of any loss of any key suppliers;
•
the impact of changes in the cost, or a disruption in the flow, of imported goods as a result of trade policy and/or tariffs;
•
our ability to manage other risks related to our reliance on imported goods;

•
our ability to anticipate, identify and respond to emerging fashion trends;
•
our ability to effectively manage our real estate portfolio;
•
our ability to manage the risks associated with our e-commerce platform and its impact on traffic and transactions in our physical stores;
•
our ability to maintain positive brand perception and recognition;
•
our ability to maintain, grow and generate sales from members of our Shoe Perks loyalty program;
•
our ability to successfully execute our strategies to grow our business;
•
our ability to identify or consummate future acquisitions or achieve expected benefits from and effectively integrate future acquisitions;
•
the internal and external impact of a failure of our information technology systems to operate effectively, or in the event such systems are disrupted or compromised;
•
our ability to manage the risks associated with our outsourced business processes and other third-party business relationships, including disruptions to our business and increased costs;
•
our ability to adapt to emerging technologies that may create disruption to our operations and the retail industry;
•
our ability to manage, and the impact of, fluctuating quarterly operating results due to seasonality, weather conditions and other factors;
•
the impact of any physical and financial risk related to the uncertainty of climate change;
•
the impact of natural disasters, public health crises, political crises and other catastrophic events or other events outside of our control on our facilities or the facilities of third parties on which we depend, as well as on our supply chain and access to customers;
•
the impact of litigation and reputational risk resulting from a failure to protect the integrity and security of individually identifiable data of our customers and employees;
•
the impact of losses or liabilities in excess of our insurance coverage;
•
the impact of periodic litigation and other regulatory proceedings, which could result in the unexpected expenditure of time and resources;
•
our ability to manage key executive succession and retention, and attract and retain qualified personnel and control labor costs;
•
our ability to generate and maintain cash flow and capital necessary implement our business strategy and meet our other liquidity needs;
•
the impact of financial market volatility on the sources and costs of financing available to us;
•
the impact of significant non-cash impairment charges in the event our long-lived assets become impaired;
•
the impact of the loss of investor confidence in our financial reports and adverse effect on our stock price if we fail to maintain effective internal control over financial reporting;
•
the impact of perceptions of the overall retail industry and other macroeconomic conditions on our business and stock;
•
the impact and risk of volatility in the stock market and our stock;
•
the impact of any changes to our dividend policy or stock repurchase program;
•
the impact of any influence over our management and operations exerted by our principal shareholders;
•
the impact of our organizational documents and Indiana law on potential acquisition bids for us; and
•
other factors described in our SEC filings, including our latest Annual Report on Form 10-K and our subsequent SEC filings.

Financial Tables Follow

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
	May 2, 2026	May 3, 2025
Net sales	$270,730	$277,715
Cost of sales (including buying, distribution and occupancy costs)	180,629	181,938
Gross profit	90,101	95,777
Selling, general and administrative expenses	96,138	83,812
Operating (loss) income	(6,037)	11,965
Interest income	(1,062)	(1,103)
Interest expense	85	78
(Loss) income before income taxes	(5,060)	12,990
Income tax expense	568	3,647
Net (loss) income	$(5,628)	$9,343
Net (loss) income per share:
Basic	$(0.21)	$0.34
Diluted	$(0.21)	$0.34
Weighted average shares:
Basic	27,387	27,233
Diluted	27,387	27,476

Cash dividends declared per share	$0.170	$0.150

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	May 2,	January 31,	May 3,
	2026	2026	2025
ASSETS
Current Assets:
Cash and cash equivalents	$116,100	$117,091	$78,476
Marketable securities	13,248	13,636	14,477
Accounts receivable	6,716	6,370	8,745
Merchandise inventories	417,177	439,638	428,424
Other	17,681	19,402	18,509
Total Current Assets	570,922	596,137	548,631
Property and equipment – net	177,859	185,610	178,424
Operating lease right-of-use assets	340,263	349,582	341,815
Intangible assets	40,911	40,923	40,956
Goodwill	18,018	18,018	18,018
Other noncurrent assets	11,102	11,473	12,314
Total Assets	$1,159,075	$1,201,743	$1,140,158

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$65,287	$79,170	$66,592
Accrued and other liabilities	18,858	21,199	24,699
Current portion of operating lease liabilities	57,805	58,057	58,355
Total Current Liabilities	141,950	158,426	149,646
Long-term portion of operating lease liabilities	303,396	313,368	306,987
Deferred income taxes	26,621	26,879	19,624
Deferred compensation	12,682	12,114	9,539
Other	1,026	1,290	781
Total Liabilities	485,675	512,077	486,577
Total Shareholders’ Equity	673,400	689,666	653,581
Total Liabilities and Shareholders’ Equity	$1,159,075	$1,201,743	$1,140,158

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

(Unaudited)

	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
	May 2, 2026	May 3, 2025
Cash Flows From Operating Activities
Net (loss) income	$(5,628)	$9,343
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,017	8,335
Stock-based compensation	3,373	1,546
Loss on retirement and impairment of assets, net	8,202	596
Deferred income taxes	(258)	745
Non-cash operating lease expense	13,215	15,876
Other	142	317
Changes in operating assets and liabilities:
Accounts receivable	(347)	272
Merchandise inventories	22,461	(42,819)
Operating leases	(14,119)	(16,789)
Accounts payable and accrued liabilities	(13,538)	12,256
Other	559	685
Net cash provided by (used in) operating activities	23,079	(9,637)

Cash Flows From Investing Activities
Purchases of property and equipment	(10,435)	(13,346)
Investments in marketable securities	(12)	(678)
Sales of marketable securities	600	0
Net cash used in investing activities	(9,847)	(14,024)

Cash Flow From Financing Activities
Proceeds from issuance of stock	46	48
Dividends paid	(5,016)	(4,418)
Purchase of common stock for treasury	(7,002)	0
Shares surrendered by employees to pay taxes on stock-based compensation awards	(2,247)	(2,173)
Other	(4)	0
Net cash used in financing activities	(14,223)	(6,543)
Net decrease in cash and cash equivalents	(991)	(30,204)
Cash and cash equivalents at beginning of period	117,091	108,680
Cash and cash equivalents at end of period	$116,100	$78,476

SHOE CARNIVAL, INC.

GAAP TO NON-GAAP RECONCILIATIONS

ADJUSTMENTS TO REPORTED SG&A

(In thousands)

(Unaudited)

	Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
SG&A as reported	$96,138	$83,812
SG&A adjustments
Long-lived asset impairments and write-offs	(8,304)	0
Former CEO severance	(5,301)	0
Total adjustments to SG&A	(13,605)	0
Non-GAAP Adjusted SG&A	$82,533	$83,812

ADJUSTMENTS TO REPORTED NET (LOSS) INCOME AND PER SHARE AMOUNTS
(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended May 2, 2026			Thirteen Weeks Ended May 3, 2025
	Pretax	Net of Tax (1)	Per Share Amounts (2)(3)	Pretax	Net of Tax (1)	Per Share Amounts (2)
Net income (loss) as reported		$(5,628)	$(0.21)		$9,343	$0.34
SG&A adjustments
Long-lived asset impairments and write-offs	$8,304	6,285	0.23	$0	0	0
Former CEO severance	5,301	5,585	0.20	0	0	0
Total adjustments to SG&A	$13,605	11,870	0.43	$0	0	0
Non-GAAP Adjusted Net Income		$6,242	$0.23		$9,343	$0.34

____________________

(1)
The as reported income tax rate in the first quarter of 2026 was (11.2)% compared to 28.1% in the first quarter of 2025. The Adjusted Tax Rate in the first quarter of 2026 was 27.0%, which tax affects the pretax adjustments at a normalized rate of 24.3% and adds back the $1.6 million impact of nondeductible CEO severance payments.
(2)
Adjusted EPS amounts reflect 27.6 million and 27.5 million diluted share count for the thirteen weeks ended May 2, 2026, and May 3, 2025, respectively.
(3)
Per share amounts are computed independently for each line item presented; therefore, the sum of the amounts may differ from each independent calculation.

RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP BASIS) GUIDANCE

(Unaudited)

	Fiscal 2026 Guidance
	Low	High
GAAP diluted earnings per share	$0.97	$1.17
Long-lived asset impairments and write-offs	0.23	0.23
Former CEO severance	0.20	0.20
Adjusted EPS	$1.40	$1.60

Use of Non-GAAP Measures

In this press release, to supplement amounts presented in our consolidated financial statements determined in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses certain non-GAAP financial measures, including Adjusted Net Income, Adjusted EPS, Adjusted SG&A and Adjusted Tax Rate, as shown in the tables above. These measures adjust for the charges and corresponding impact associated with (1) the CEO Transition, including cash severance, accelerated stock-based compensation, legal fees, payroll taxes, and outplacement fees, and (2) long-lived asset impairments and write-offs in connection with the completion of the Company’s strategic review of its rebanner program, as well as additional corporate assets that supported our corporate office relocation. The unaudited adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes that these non-GAAP financial measures provide useful information to both management and investors to increase comparability to prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in the Company’s business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company compared to prior periods, when reviewed in conjunction with the Company's GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company's business and operations.

Note Regarding Forward-Looking Non-GAAP Measures

The reconciliation of forward-looking non-GAAP measures, including Adjusted SG&A and Adjusted Tax Rate to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the component parts of SG&A and factors that impact income taxes. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results.